FORM 8K	File:20050412-FY05Q4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : April 12, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

For Details, Please Contact:
Ed Richardson	Kelly Phillips
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Item 2.02. Results of Operations and Financial Condition
On April 8, 2005, the Company issued a press release regarding the restatement of its financial statements, which press release is furnished as Exhibit 99.1 and incorporated herein by reference.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 7, 2005, the Company's management, in consultation with the Company's independent accounting firm and the Audit Committee of the Board of Directors, concluded that the Company's previously issued consolidated financial statements for the quarter ended November 27, 2004 and its earnings release for the quarter ending February 26, 2005, should be restated to correct the Company's method of accounting for currency translation adjustments under Financial Accounting Standard No. 52. The Company is finalizing its analysis of the impact on these periods and is continuing to evaluate the accounting correction on prior periods and has not yet determined whether it will need to restate any other prior periods. These adjustments will not impact the Company's previously reported net cash flows, revenues, or operating income.

The Company previously reported that it expected to file its quarterly report on Form 10-Q for the period ended February 26, 2005, on or before the 5th calendar day following the prescribed due date; however, it has now determined that it will be unable to do so, as it is continuing to evaluate the impact of the accounting correction on that period, as well as other prior periods. It intends to file the amended report on Form 10-Q for that period, and to amend its quarterly report on Form 10-Q for the period ended November 27, 2004, as soon as practicable after completing its analysis of the impact of the accounting correction on those periods. It also intends to file amended reports for any other prior periods, if it determines that it is advisable to restate the financial statements for any such periods as a result of the accounting correction.

The Company's late filing of its third quarter Form 10-Q and the restatement will result in a default of the Company's secured revolving credit agreement with respect to timely delivery of financial statements and Form 10-Q reports. The Company is currently discussing with its senior lenders whether they will grant a waiver under the credit agreement, relating to the restatement and the late 10-Q filing. No assurance can be given that a waiver will be granted.

As a result of the Company's determination to restate its consolidated financial results as discussed above, the financial statements for the quarter ended November 27, 2004 and the earnings release for the quarter ended February 26, 2005 should no longer be relied upon.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits 99.1 Press release of Richardson Electronics, Ltd. dated April 8, 2005

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: April 12, 2005	By: /s/ Kelly Phillips
Name: Kelly Phillips Title: Chief Financial Officer